EXHIBIT 5.1

ROBINS, KAPLAN, MILLER & CIRESI L.L.P.

2800 LaSalle Plaza

800 LaSalle Avenue

Minneapolis, MN 55402-2015

May 6, 2010

Appliance Recycling Centers of America, Inc.

7400 Excelsior Blvd.

Minneapolis, MN 55426-4517

Re:	Registration Statement on Form S-3
915,000 shares of Common Stock

Ladies and Gentlemen:

We have acted as legal counsel for Appliance Recycling Centers of America, Inc. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended, of the sale of an aggregate of 915,000 shares (the “Shares”) of common stock, without par value (the “Common Stock”), of the Company, all of which Shares are to be sold by selling stockholders (the “Selling Stockholders”).  The Shares were issued to the Selling Stockholders by the Company in private transactions (the “Private Transactions”).

In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares in the Private Transactions; and (c) the Registration Statement and the Prospectus included as a part thereof (the “Prospectus”). In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1.                                       The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2.                                       The Shares have been validly issued and are fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

Sincerely,

ROBINS, KAPLAN, MILLER & CIRESI L.L.P.